                      DIRECTORS/TRUSTEES POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

     Each of the undersigned, as directors and trustees of the below listed open-end investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                        1933 Act      1940 Act
                                                      Reg. Number    Reg. Number
                                                      -----------   ------------
RiverSource Bond Series, Inc.                          2-72174        811-3178
RiverSource California Tax-Exempt Trust                33-5103        811-4646
RiverSource Dimensions Series, Inc.                    2-28529        811-1629
RiverSource Diversified Income Series, Inc.            2-51586        811-2503
RiverSource Equity Series, Inc.                        2-13188        811-772
RiverSource Global Series, Inc.                        33-25824       811-5696
RiverSource Government Income Series, Inc.             2-96512        811-4260
RiverSource High Yield Income Series, Inc.             2-86637        811-3848
RiverSource Income Series, Inc.                        2-10700        811-499
RiverSource International Managers Series, Inc.        333-64010      811-10427
RiverSource International Series, Inc.                 2-92309        811-4075
RiverSource Investment Series, Inc.                    2-11328        811-54
RiverSource Large Cap Series, Inc.                     2-38355        811-2111
RiverSource Managers Series, Inc.                      333-57852      811-10321
RiverSource Market Advantage Series, Inc.              33-30770       811-5897
RiverSource Money Market Series, Inc.                  2-54516        811-2591
RiverSource Sector Series, Inc.                        33-20872       811-5522
RiverSource Selected Series, Inc.                      2-93745        811-4132
RiverSource Series Trust                               333-131683     811-21852
RiverSource Short Term Investments Series, Inc.        N/A            811-21914
RiverSource Special Tax-Exempt Series Trust            33-5102        811-4647
RiverSource Strategic Allocation Series, Inc.          2-93801        811-4133
RiverSource Strategy Series, Inc.                      2-89288        811-3956
RiverSource Tax-Exempt Series, Inc.                    2-57328        811-2686
RiverSource Tax-Exempt Income Series, Inc.             2-63552        811-2901
RiverSource Tax-Exempt Money Market Series, Inc.       2-66868        811-3003
RiverSource Variable Portfolio-Income Series, Inc.     2-73113        811-3219
RiverSource Variable Portfolio-Investment Series,
   Inc.                                                2-73115        811-3218
RiverSource Variable Portfolio-Managed Series, Inc.    2-96367        811-4252
RiverSource Variable Portfolio-Managers Series, Inc    333-61346      811-10383
RiverSource Variable Portfolio-Money Market Series,
   Inc.                                                2-72584        811-3190
RiverSource Variable Portfolio-Select Series, Inc.     333-113780     811-21534
RiverSource Variable Series Trust                      333-146374     811-22127

Seligman Capital Fund, Inc.                            002-33566      811-01886
Seligman Cash Management Fund, Inc.                    002-56805      811-02650
Seligman Common Stock Fund, Inc.                       002-10835      811-00234
Seligman Communications and Information Fund, Inc.     002-80168      811-03596
Seligman Core Fixed Income Fund, Inc.                  333-63546      811-10423
Seligman Frontier Fund, Inc.                           002-92487      811-04078
Seligman Global Fund Series, Inc.                      033-44186      811-06485
Seligman Growth Fund, Inc.                             002-10836      811-00229
Seligman High Income Fund Series                       002-93076      811-04103
Seligman Income and Growth Fund, Inc.                  002-10837      811-00525
Seligman LaSalle Real Estate Fund Series, Inc.         333-105799     811-21365
Seligman Municipal Fund Series, Inc.                   002-86008      811-03828
Seligman Municipal Series Trust                        002-92569      811-04250
Seligman New Jersey Municipal Fund, Inc.               033-13401      811-05126
Seligman Pennsylvania Municipal Fund Series            033-05793      811-04666
Seligman Portfolios, Inc.                              033-15253      811-05221
Seligman TargetHorizon ETF Portfolios, Inc.            333-126647     811-21788
Seligman Asset Allocation Series, Inc.                 333-85111      811-09545
Seligman Value Fund Series, Inc.                       333-20621      811-08031
Seligman LaSalle International Real Estate Fund,
   Inc.                                                333-141258     811-22031
Seligman Select Municipal Fund, Inc.                   033-32582      811-05976
                                                       (common)
                                                       033-33727

Tri-Continental Corporation                           (preferred)*    811-00266
(Common, Preferred, Warrants)

* Each time additional shares are registered for Tri-Continental Corporation, the SEC assigns a new '33 Act file number.

hereby constitutes and appoints Stephen R. Lewis, Jr., any other member of the Boards who is not an interested person of the investment manager, and Scott R. Plummer or any one of these persons individually as her or his attorney-in-fact and agent to file and sign for her or him in her or his name, place and stead any and all further amendments to said registration statements with all exhibits and other documents thereto pursuant to said Acts and any rules and regulations thereunder and grants them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

     Dated the 8th day of January, 2009.


/s/ Kathleen A. Blatz                      /s/ Stephen R. Lewis, Jr.
-------------------------------------      -------------------------------------
Kathleen A. Blatz                          Stephen R. Lewis, Jr.


/s/ Arne H. Carlson                        /s/ John F. Maher
-------------------------------------      -------------------------------------
Arne H. Carlson                            John F. Maher


/s/ Pamela G. Carlton                      /s/ Catherine James Paglia
-------------------------------------      -------------------------------------
Pamela G. Carlton                          Catherine James Paglia


/s/ Patricia M. Flynn                      /s/ Leroy C. Richie
-------------------------------------      -------------------------------------
Patricia M. Flynn                          Leroy C. Richie


/s/ Anne P. Jones                          /s/ Alison Taunton-Rigby
-------------------------------------      -------------------------------------
Anne P. Jones                              Alison Taunton-Rigby


/s/ Jeffrey Laikind                        /s/ William F. Truscott
-------------------------------------      -------------------------------------
Jeffrey Laikind                            William F. Truscott